UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2025

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive Suite 300
Victor, New York		14564
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On February 28, 2025, Broadstone Net Lease, Inc. (the “Company”), Broadstone Net Lease, LLC, the Company’s operating company (the “Operating Company”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and the lenders party thereto (the “Lenders”) amended and restated the Company's $1 billion senior unsecured revolving credit facility dated January 28, 2022 and entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), which provides for: (i) a revolving credit facility in an aggregate principal amount of $1,000,000,000 (the “Revolving Loan Facility”) maturing on March 31, 2029 (the “Revolving Loan Maturity Date”); and (ii) a term loan facility in an aggregate principal amount of up to $500,000,000 (the “Term Loan Facility”) maturing on March 31, 2028 (the “Term Loan Maturity Date”).

The Operating Company has the option to extend the term of (i) the Revolving Loan Facility twice for six months per extension, subject to certain conditions set forth in the A&R Credit Agreement, including payment of an extension fee equal to 0.0625% of the revolving commitments, and (ii) the Term Loan Facility twice for twelve months per extension, subject to certain conditions set forth in the A&R Credit Agreement, including payment of an extension fee equal to 0.125% of the aggregate principal amount of the loans outstanding under the Term Loan Facility.

The A&R Credit Agreement requires the Operating Company to borrow at least $400 million of the Term Loan Facility on the effective date but allows the Operating Company to delay borrowing the remaining $100 million during a specified availability period, which is the period beginning on the effective date of the A&R Credit Agreement and expiring on the earlier to occur of (i) the date that is three months following the effective date of the A&R Credit Agreement, (ii) the date that the commitments under the Term Loan Facility have been fully utilized, and (iii) the date on which the commitments under the Term Loan Facility are terminated or reduced to zero.

In addition to United States Dollars, advances under the Revolving Loan Facility may be borrowed in Pound Sterling, Euros, or Canadian Dollars (the “Alternative Currency”) at the Operating Company’s request, provided, however, that the Operating Company may not borrow an aggregate amount paid in Alternative Currency that exceeds $500 million. Additionally, the A&R Credit Agreement provides that “Eligible Property” includes properties located in certain jurisdictions outside of the United States.

The rate of interest payable under the A&R Credit Agreement, at the Operating Company’s option, is equal to (i) the applicable reference rate for term benchmark loans or RFR loans (“Term Benchmark or RFR Loans”) plus a margin or (ii) the applicable fluctuating base rate, as set forth in the A&R Credit Agreement (the “Base Rate”), plus a margin. The applicable reference rates for United States Dollars, Pound Sterling, Euros, and Canadian Dollars are the Secured Overnight Financing Rate, the Daily Sterling Overnight Index Average, the Euro Interbank Offered Rate, and the Canadian Overnight RepoRate Average, respectively. The margin for Revolving Loan Facility borrowings is adjustable based upon the Operating Company’s credit rating and is between 0.725% and 1.400% per annum for Term Benchmark or RFR Loans and 0.000% and 0.400% per annum for Base Rate borrowings. The margin for Term Loan Facility borrowings is adjustable based upon the Operating Company’s credit rating and is between 0.800% and 1.600% per annum for Term Benchmark or RFR Loans and 0.000% and 0.600% per annum for Base Rate borrowings.

Based on the Operating Company’s current investment grade credit rating of Baa2 / BBB, the applicable margin for (i) the Revolving Loan Facility equals 0.850% per annum for Term Benchmark or RFR Loans and 0.000% per annum for Base Rate borrowings, and (ii) the Term Loan Facility equals 0.950% per annum for Term Benchmark or RFR Loans and 0.000% per annum for Base Rate borrowings. An applicable facility fee is payable on the amount of the Revolving Loan Facility commitments, as set forth in the A&R Credit Agreement, based on the Operating Company’s credit rating. The initial applicable facility fee equals 0.200% per annum. Borrowings under the A&R Credit Agreement are payable interest-only during the term, with the principal amount due in full on the Revolving Loan Maturity Date and the Term Loan Maturity Date, as applicable.

The A&R Credit Agreement contains certain covenants customary for an agreement of its type, including (i) restrictive covenants, including, but not limited to, restrictions on the incurrence of additional indebtedness and liens, the ability to make certain payments and investments, and the ability to enter into certain merger, consolidation, asset sale, and affiliate transactions, and (ii) financial maintenance covenants, including, but not limited to, a minimum unsecured interest expense coverage ratio, a maximum leverage ratio, a maximum secured indebtedness ratio, and a minimum fixed charge coverage ratio. The A&R Credit Agreement also contains representations and warranties, affirmative covenants, including financial reporting requirements, negative covenants, and events of default, including certain cross defaults with the Company’s other indebtedness, customary for an agreement of its type. As set forth in the A&R Credit Agreement, certain events of default could result in an acceleration of the Company’s obligations under the A&R Credit Agreement.

The A&R Credit Agreement includes an accordion feature to increase the aggregate facility size from $1.5 billion to $2.5 billion, subject to the willingness of existing or new lenders to fund such increase and other customary conditions. The Operating Company may exercise this election any time before the applicable maturity date of the Revolving Loan Facility and the Term Loan Facility.

Certain of the Lenders, the Administrative Agent, and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Operating Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the lenders and their affiliates.

In connection with the A&R Credit Agreement, the Company has agreed to unconditionally guaranty (the “Guaranty”) the payment and performance when due, whether at maturity, by acceleration or otherwise, of all indebtedness, liabilities, obligations, covenants and duties owed by the Operating Company to the Administrative Agent or any Lender under or in connection with the A&R Credit Agreement and any other documents related thereto.

Amendment to Regions Term Loan Agreement

As previously disclosed, the Company previously entered into the Term Loan Credit Agreement, dated as of August 1, 2022, by and among the Company, the Operating Company, as borrower, Regions Bank, as administrative agent, and the lenders party thereto (the “Regions Term Loan Agreement”).

On February 28, 2025, the Company, the Operating Company, and the other parties to the Regions Term Loan Agreement entered into the First Amendment to Term Loan Credit Agreement (the “Regions Amendment”), whereby the parties agreed to: (i) revise certain defined terms and (ii) include other amendments to conform certain provisions of the Regions Term Loan Agreement to the terms of the A&R Credit Agreement.

Except as expressly amended pursuant to the Regions Amendment, the terms and conditions of the Regions Term Loan Agreement remain in full force and effect.

The foregoing descriptions of the terms of the A&R Credit Agreement, the Guaranty, and the Regions Amendment are not, and do not purport to be, complete, and are qualified in their entirety by reference to the copies of the A&R Credit Agreement, the Guaranty, and the Regions Amendment filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 hereto, respectively, and incorporated herein by reference

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A press release related to the matters described in Items 1.01 and 2.03 of this Current Report on Form 8-K is furnished herewith as Exhibit 99.1 and hereby incorporated in this Item 7.01 by reference.

The information set forth in this item 7.01 and in the attached Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit
No.	Description
10.1	Amended and Restated Revolving Credit Agreement, dated as of February 28, 2025, by and among the Company, the Operating Company, as borrower, JPMorgan Chase Bank, N.A., and the other parties thereto
10.2	Guaranty, dated February 28, 2025, by the Company in favor of JPMorgan Chase Bank, N.A.
10.3

First Amendment to Term Loan Credit Agreement, dated as of February 28, 2025, by and among the Company, the Operating Company, as borrower, Regions Bank, as administrative agent, and the other parties thereto

99.1	Press Release dated March 3, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADSTONE NET LEASE, INC

Date:	March 3, 2025	By:	/s/ John D. Callan
Name: John D. Callan Title: Senior Vice President, General Counsel and Secretary